                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            _______________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April 23, 1997
                                                  --------------
                                                (April 22, 1997)

                           Law Companies Group, Inc.
                           -------------------------
             (Exact name of registrant as specified in its charter)


   Georgia                       0-19239                        58-0537111
----------------             ----------------               -------------------
(State or other              (Commission File                  (IRS Employer
jurisdiction of                   Number)                   Identification No.)
incorporation)

  114 Townpark Drive, Suite 500, Kennesaw, Georgia       30144
 -------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (770) 421-3400
                                                     --------------



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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  On April 22, 1997, the Board of Directors of Law Companies Group, Inc. (the
"Company"), acting upon the recommendations of an ad hoc committee of the Board of Directors composed of all of the independent members of the Board of Directors (the "Ad Hoc Committee") and the previously constituted Special Committee of the Board of Directors (which includes the independent members of the Board of Directors voting separately as a class) (the "Special Committee"), reaffirmed its approval of the proposed equity investment in the Company by Virgil R. Williams and James M. Williams (the "Williams Transaction") and reconfirmed that the Williams Transaction is in the best interest of the Company and its shareholders.

  The Board of Directors of the Company (the "Board"), the Ad Hoc Committee and the Special Committee met for the purpose of considering unsolicited correspondence from PSI Holdings, Inc. ("PSIHI"), which stated that PSIHI was "prepared to propose" a transaction in which it would acquire all of the outstanding capital stock of the Company, subject to a number of conditions and contingencies. Following a thorough discussion and analysis of the PSIHI correspondence, consideration of the Company's prior dealings with PSIHI, the terms and provisions of the Williams Transaction that have been fully negotiated and agreed upon, and following consultation with the Company's financial advisor, Alex. Brown & Sons Incorporated, and with special counsel to the Ad Hoc Committee and the Special Committee, it was unanimously recommended by the Ad Hoc Committee that the Company reaffirm its long-standing position that it is not in the best interest of the Company or its shareholders to sell a majority or greater interest in the Company, and that, as a result, it was not in the best interest of the Company or its shareholders to pursue the transaction which PSIHI indicated it was "prepared to propose" subject to contingencies. The Special Committee unanimously adopted recommendations substantially similar to those adopted by the Ad Hoc Committee.

  Thereafter, the Board, in reliance upon the separate recommendations of the Ad Hoc Committee and the Special Committee and acting by unanimous vote of those Directors present, reconfirmed that it is not in the best interest of the Company or its shareholders for the Company to be sold, that the possible transaction which PSIHI was contingently "prepared to propose" would not be in the best interest of the Company or of its shareholders, and that it is in the best interest of the Company and its shareholders for the shareholders to approve and for the Company to effectuate as contemplated the Williams Transaction. In taking these actions, the Ad Hoc Committee, the Special Committee and the Board took into account all factors they deemed relevant to reach the conclusions described above, including, without limitation, the factors listed on pages 15 and 16 of the Company's proxy statement dated April 10, 1997, each of which factors were discussed and carefully considered by the Ad Hoc Committee, the Special Committee and the Board.

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Item 7.  Financial Statements and Exhibits.
         ---------------------------------

  (a)  Financial statements of businesses acquired.

       Not Applicable.

  (b)  Pro forma financial information.

       Not Applicable.

  (c)  Exhibits

       Not Applicable.

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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  LAW COMPANIES GROUP, INC.



                                  By: /s/ Bruce C. Coles
                                      -------------------
                                      Bruce C. Coles
                                      Chairman of the Board of Directors, Chief
                                      Executive Officer and President

Date:  April 23, 1997

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